Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Hanover Insurance Group, Inc. of our report dated February 23, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Boston, MA
June 22, 2023